Exhibit 99.1

Index to Pro Forma Financial Information

Page
Unaudited Pro Forma Condensed Consolidated Financial Statements of iStar Financial, Inc.
Pro Forma Condensed Consolidated Balance Sheet as of December 31, 2012	1
Pro Forma Condensed Consolidated Statement of Operations for the year ended December 31, 2012	2
Notes to the Pro Forma Condensed Consolidated Financial Statements	3

iStar Financial Inc.
Pro Forma Condensed Consolidated Balance Sheet
As of December 31, 2012
(In thousands, except share data)
(Unaudited)

	As Reported	Pro Forma Adjustments (A)		Pro Forma
ASSETS
Real Estate
Real estate, at cost	$3,226,648	$—		$3,226,648
Less: accumulated depreciation	(427,625)	—		(427,625)
Real estate, net	2,799,023	—		2,799,023
Real estate available and held for sale	635,865	—		635,865
	3,434,888	—		3,434,888
Loans receivable, net	1,829,985	—		1,829,985
Other investments	398,843	(205,773)	B	193,070
Cash and cash equivalents	256,344	195,101	C	451,445
Restricted cash	36,778	—		36,778
Accrued interest and operating lease income receivable, net	15,226	—		15,226
Deferred operating lease income receivable	84,735	—		84,735
Deferred expenses and other assets, net	93,990	25,180	D	119,170
Total assets	$6,150,789	$14,508		$6,165,297
LIABILITIES AND EQUITY
Liabilities:
Accounts payable, accrued expenses and other liabilities	$132,460	$—		$132,460
Debt obligations, net	4,691,494	—		4,691,494
Total liabilities	4,823,954	—		4,823,954
Commitments and contingencies	—	—		—
Redeemable noncontrolling interests	13,681	—		13,681
Equity:
iStar Financial Inc. shareholders’ equity:
Preferred Stock Series D, E, F, G and I, liquidation preference $25.00 per share	22	—		22
High Performance Units	9,800	—		9,800
Common Stock, $0.001 par value, 200,000 shares authorized, 142,699 issued and 83,782 outstanding at December 31, 2012 and 140,028 issued and 81,920 outstanding at December 31, 2011	143	—		143
Additional paid-in capital	3,832,780	—		3,832,780
Retained earnings (deficit)	(2,360,647)	16,411	E	(2,344,236)
Accumulated other comprehensive income (loss)	(1,185)	(1,903)	F	(3,088)
Treasury stock, at cost, $0.001 par value, 58,917 shares at December 31, 2012 and 58,108 shares at December 31, 2011	(241,969)	—		(241,969)
Total iStar Financial Inc. shareholders’ equity	1,238,944	14,508		1,253,452
Noncontrolling interests	74,210	—		74,210
Total equity	1,313,154	14,508		1,327,662
Total liabilities and equity	$6,150,789	$14,508		6,165,297

The accompanying notes are an integral part of the unaudited pro forma condensed consolidated financial statements.

 iStar Financial Inc.
Pro Forma Condensed Consolidated Statement of Operations
For the year ended December 31, 2012
(In thousands, except per share data)
(Unaudited)

	For the Year Ended December 31, 2012
	As Reported	Pro Forma Adjustments (G)		Pro Forma
Revenue:
Operating lease income	$219,019	$		$219,019
Interest income	133,410	—		133,410
Other income	48,043	—		48,043
Total revenue	400,472	—		400,472
Costs and expenses:
Interest expense	355,097	—		355,097
Real estate expense	151,827	—		151,827
Depreciation and amortization	69,350	—		69,350
General and administrative	80,856	—		80,856
Provision for loan losses	81,740	—		81,740
Impairment of assets	13,778	—		13,778
Other expense	17,266	—		17,266
Total costs and expenses	769,914	—		769,914
Income (loss) before earnings from equity method investments and other items	(369,442)	—		(369,442)
Gain (loss) on early extinguishment of debt, net	(37,816)	—		(37,816)
Earnings from equity method investments	103,009	(60,669)	H	42,340
Income (loss) from continuing operations before income taxes	(304,249)	(60,669)		(364,918)
Income tax (expense) benefit	(8,445)	2,219	I	(6,226)
Income (loss) from continuing operations	(312,694)	(58,450)		(371,144)
Income (loss) from discontinued operations	(19,465)	—		(19,465)
Gain from discontinued operations	27,257	—		27,257
Income from sales of residential property	63,472	—		63,472
Net income (loss)	(241,430)	(58,450)		(299,880)
Net (income) loss attributable to noncontrolling interests	1,500	—		1,500
Net income (loss) attributable to iStar Financial Inc.	(239,930)	(58,450)		(298,380)
Preferred dividends	(42,320)			(42,320)
Net income (loss) allocable to HPU holders and Participating Security holders	9,253	—		9,253
Net income (loss) allocable to common shareholders	$(272,997)	$(58,450)		$(331,447)

Per common share data:
Income (loss) attributable to iStar Financial Inc. from continuing operations (1):
Basic and diluted	$(3.35)			$(4.05)
Weighted average number of common shares — basic & diluted	83,742			83,742
Per HPU share data:
Income (loss) attributable to iStar Financial Inc. from continuing operations (1):
Basic and diluted	$(633.94)			$(766.47)
Weighted average number of HPU shares—basic and diluted	15			15

Explanatory Note:

(1)         For the year ended December 31, 2012, pro forma income (loss) attributable to iStar Financial Inc. from continuing operations and allocable to the common shareholder and HPU holders was ($339,214) and ($11,497), respectively, on both a basic and dilutive basis.

The accompanying notes are an integral part of the unaudited pro forma condensed consolidated financial statements.

iStar Financial Inc.

Notes to the Pro Forma Condensed Consolidated Financial Statements

(unaudited)

On April 19, 2013, iStar Financial, Inc. (the “Company”) completed the sale of its 24% equity interest in LNR Property LLC (“LNR”) and received $220 million in proceeds. The sale was part of a larger transaction whereby the Company and other sellers (together, the “Owners”) sold 100% of the common stock of LNR to Starwood Property Trust Inc. and investment firm Starwood Capital Group (together, “Starwood”) pursuant to the Unit Purchase Agreement (“Purchase Agreement”) entered into by the Owners and Starwood on January 23, 2013 for an aggregate purchase price of $1.1 billion.

Basis of Presentation

The accompanying unaudited Pro Forma Condensed Consolidated Balance Sheet as of December 31, 2012 has been prepared to reflect the effect of the LNR transaction as if it had occurred on December 31, 2012.  The accompanying  unaudited Pro Forma Condensed Consolidated Statement of Operations for the year ended December 31, 2012, are presented assuming the LNR transaction had been completed on January 1, 2012.

In management’s opinion, all material adjustments necessary to reflect the impact of the LNR transaction have been made in the accompanying unaudited pro forma Condensed Consolidated Financial Statements. The accompanying unaudited Pro Forma Condensed Consolidated Financial Statements are not necessarily indicative of the financial condition, results of operations or cash flows that would have been reported had the transactions occurred on the dates specified, nor are they indicative of the Company’s future financial condition or results of operations. The unaudited pro forma adjustments are based upon information and assumptions available at the time of the filing of this Current Report on Form 8-K.

The unaudited condensed consolidated pro forma financial information should be read in conjunction with the consolidated financial statements and notes thereto included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012.

Unaudited Pro Forma Adjustments

The pro forma adjustments have been prepared to reflect the following:

Unaudited Pro Forma Condensed Consolidated Balance Sheet as of December 31, 2012:

(A)       Adjustments reflect the effect of the LNR transaction as if it had occurred on December 31, 2012.

(B)       Reflects the elimination of the carrying value of the investment assuming the investment was sold on December 31, 2012.

(C)       Reflects the cash proceeds received on April 19, 2013.

(D)       Reflects proceeds held in escrow as part of the sale for potential indemnification obligations. The Company is not currently aware that any material indemnifications claims are probable of occurring.

(E)        Reflects net impact to retained earnings (deficit) after adjusting for changes to assets, liabilities and accumulated other comprehensive income (loss).

(F)         Reflects the realization of the Company’s share in LNR’s accumulated other comprehensive income (loss) as of December 31, 2012.

Unaudited Pro Forma Condensed Consolidated Statement of Operations for the year ended December 31, 2012:

(G)       Adjustment reflects the effect of the LNR transaction as if it had occurred on January 1, 2012.

(H)      Reflects the removal of the 2012 earnings from the LNR investment that was recognized by the Company during 2012.

(I)           Reflects the reversal of tax expenses that was attributable to the LNR equity in earnings recognized by the Company in 2012.